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Exhibit 8.1

[WILSON SONSINI GOODRICH & ROSATI Letterhead]

October 27, 2005

Trikon Technologies, Inc.
Ringland Way
Newport, South Wales NP18 2TA
United Kingdom

Ladies and Gentlemen:

        We have acted as counsel to Trikon Technologies, Inc., a Delaware corporation ("Trikon"), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of March 14, 2005 (the "Agreement"), by and among Trikon, Aviza Technology, Inc., a Delaware corporation ("Aviza"), New Athletics, Inc., a Delaware corporation ("New Athletics"), Baseball Acquisition Corp. I, a Delaware corporation and a direct wholly owned subsidiary of New Athletics ("Trikon Merger Sub"), and Baseball Acquisition Corp. II, a Delaware corporation and a direct wholly owned subsidiary of New Athletics ("Aviza Merger Sub"). Pursuant to the Agreement, Trikon Merger Sub will merge with and into Trikon (the "Trikon Merger"), with Trikon as the surviving corporation in the Trikon Merger, and Aviza Merger Sub will merge with and into Aviza (the "Aviza Merger" and, together with the Trikon Merger, the "Merger Transaction"), with Aviza as the surviving corporation in the Aviza Merger. The Merger Transaction and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the "Registration Statement") of New Athletics, which includes the proxy statement/prospectus of Trikon relating to the Merger Transaction (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

        In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger Transaction will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Trikon, Aviza, New Athletics, Trikon Merger Sub and Aviza Merger Sub in the Agreement and the Proxy Statement/Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by Trikon, Aviza, New Athletics, Trikon Merger Sub and Aviza Merger Sub; and (iv) that any such statements, representations or warranties made "to the knowledge" or based on the belief or intention of Trikon, Aviza, New Athletics, Trikon Merger Sub and Aviza Merger Sub or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

        Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Proposal One—The Merger Transaction—Material U.S. Federal Income Tax Consequences," subject to the limitations and qualifications referred to therein, represents our opinion. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Merger Transaction, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger Transaction, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI Professional Corporation

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  Exhibit 8.1